Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 (No. 333-195993), and

(2)	Form S-3 (No. 333-205300);

of our reports dated February 27, 2017, with respect to the consolidated financial statements of MTGE Investment Corp., and the effectiveness of internal control over financial reporting of MTGE Investment Corp., included in this Annual Report (Form 10-K) of MTGE Investment Corp. for the year ended December 31, 2016.

McLean, Virginia                                /s/ Ernst & Young     LLP
February 27, 2017